Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-8 No. 333-221727) pertaining to the CONSOL Energy Inc. 2020 Amended and Restated Omnibus Performance Incentive Plan,

•	Registration Statement (Form S-8 No. 333-251852) pertaining to the CONSOL Energy Inc. 2020 Amended and Restated Omnibus Performance Incentive Plan, and

•	Registration Statement (Form S-8 No. 333-238173), pertaining to the CONSOL Energy Inc. 2020 Amended and Restated Omnibus Performance Incentive Plan;

of Core Natural Resources, Inc. (formerly known as CONSOL Energy, Inc. ) of our reports dated February 15, 2024, with respect to the consolidated financial statements and schedule of Arch Resources, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of Arch Resources, Inc. and subsidiaries for the year ended December 31, 2023, incorporated into this Current Report on Form 8-K/A of Core Natural Resources, Inc (formerly known as CONSOL Energy, Inc.).

/s/ Ernst & Young LLP

St. Louis, Missouri

February 18, 2025